Exhibit 99.1

Antero Resources Reports Second Quarter 2012 Results and Delivers Operating Update

Highlights:

•                  Net production averaged 348 MMcfed, up 57% over the prior-year quarter

•                  Consolidated EBITDAX was $106 million, up 38% over the prior-year quarter

•                  Closed $445 million Arkoma Basin asset sale in June

•                  Completed first two horizontal wells in the Utica Shale play in Ohio with encouraging results

•                  Current net production of 310 MMcfed following Arkoma sale — 243 MMcfd net from the Marcellus alone

•                  11 Antero operated drilling rigs currently running in Appalachian core areas

•                  Natural gas hedges increased by 3% to 848 Bcfe through 2017 at $5.13 NYMEX-equivalent

Denver, Colorado, August 13, 2012—Antero Resources today released its second quarter 2012 results. Those financial statements are included in Antero Resources LLC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which has been filed with the Securities and Exchange Commission.

Recent Developments

On June 29, 2012, Antero Resources completed the sale of its exploration and production assets in the Arkoma Basin (along with the associated commodity hedges) to Vanguard Natural Resources, LLC.  Net proceeds from the sale at closing after purchase price adjustments for revenues and costs realized during the quarter were $435 million and Antero recognized a $427 million noncash loss on the sale.  At June 30, 2012, after the repayment of a portion of outstanding borrowings with the proceeds of the Arkoma Basin asset sale, Antero had $90 million of borrowings and $40 million of letters of credit outstanding leaving $620 million of available lender commitments under the Credit Facility.  The next regular borrowing base redetermination is expected to occur in October 2012.

In this release, Antero’s results are presented two ways: (1) in accordance with GAAP, where the results of operations of the Arkoma Basin assets and the loss on the sale are presented as discontinued operations and (2) in a non-GAAP manner, where the results of operations of the Arkoma Basin assets (prior to the sale) and the loss on the sale are aggregated with the Company’s results from continuing operations.  Antero is including this presentation in order to more clearly illustrate what its results of operations during the period were.  However, investors should be cautioned that this non-GAAP presentation is not representative of Antero’s future operations, which will no longer include Arkoma Basin assets and revenues.  See “Non-GAAP Financial Measures” for reconciliation between these two presentations.

Financial Results for the Second Quarter

Production for the second quarter of 2012 increased by 57% to 32 Bcfe relative to the second quarter of 2011, in each case including the production from the Arkoma Basin.  The net production increase was primarily driven by new wells in the Marcellus Shale and the Piceance Basin.  Net production of 32 Bcfe for the quarter was comprised of 30 Bcf of natural gas, 266,000 barrels of NGLs and 81,000 barrels of oil, representing a 10% sequential increase over the first quarter of 2012.  Net daily production averaged 348 MMcfed for the second quarter, a record high for Antero, and was comprised of 325 MMcfd of natural gas (93%), 2,922 Bbl/d of NGLs (5%) and 886 Bbl/d of crude oil (2%).  Net NGL production increased 77% over the second quarter of 2011.  Excluding the Arkoma Basin assets, net production increased 82% from the second quarter of 2011 to 25 Bcfe or 271 MMcfed, in the second quarter of 2012.

GAAP revenues for the second quarter of 2012 decreased by 64% compared to the second quarter of 2011 to $61 million, primarily due to a $70 million unrealized loss on commodity derivatives in 2012 compared to a $90 million unrealized gain on commodity derivatives in the prior year quarter.  Reported GAAP earnings resulted in a net loss of $478 million for the three months ended June 30, 2012, including a loss on the sale of the Arkoma Basin assets of $427 million, a $70 million unrealized loss on commodity derivatives as natural gas prices increased from the prior quarter, and a $16 million deferred income tax benefit.  Gas-equivalent prices, after adjusting for all realized gains on commodity derivatives, averaged $5.30 per Mcfe.

(The non-GAAP amounts presented below combine the Arkoma Basin operations with the Company’s other operations.  See “Non-GAAP Financial Measures” for a definition of each of these non-GAAP financial measures and tables that reconcile each of these non-GAAP measures to their most directly comparable GAAP financial measure.)

Non-GAAP adjusted net revenues for the second quarter 2012 increased 39% to $163 million compared to the second quarter of 2011 (including cash-settled derivatives but excluding unrealized derivative gains and losses).  For a reconciliation of adjusted net revenues to revenues from operations (GAAP), please read “Non-GAAP Financial Measures”.  Liquids production (NGLs and oil) contributed 19% of revenues before commodity hedges during the second quarter of 2012 compared to 11% in the prior year quarter.  Average natural gas prices before hedges decreased 52% from the prior-year quarter to $2.20 per Mcf and average natural gas-equivalent prices before hedges decreased 48% to $2.53 per Mcfe.  Additionally, average realized gas prices including hedges decreased by 11% to $5.00 per Mcf.  Average realized NGL prices decreased by 38% to $32.73 per barrel, while average realized oil prices including hedges increased by 3% to $77.49 per barrel.

Average gas-equivalent prices, including NGLs, oil and hedges, decreased 12% to $5.14 per Mcfe.  For the quarter, Antero realized natural gas hedging gains of $83 million, or $2.61 per Mcfe.  However, due to the fact that expiring financial hedges are settled and realized on a monthly basis while long-term non-expiring hedges are marked to market at the end of the quarter, we realized gains on hedges that expired during the quarter while we realized a loss on long-term non-expiring hedges as natural gas prices rose near the end of the second quarter of 2012.

Excluding the unrealized gain on commodity derivatives, the loss on asset sale, and deferred income tax benefit, adjusted net income, a non-GAAP measure, was $22 million for the quarter.  Driven by a 39% increase in revenues, cash flow from operations before changes in working capital, a non-GAAP measure, increased 31% from the prior-year quarter to $77 million.  EBITDAX of $106 million for the second quarter of 2012 was 38% higher than the prior-year quarter, also primarily due to increased production.  For a description of EBITDAX, adjusted net income and cash flow from operations before changes in working capital and reconciliation to the nearest comparable GAAP measures, please read “Non-GAAP Financial Measures”.

Per unit cash production costs (lease operating, gathering, compression and transportation, and production tax) including the Arkoma Basin assets for the second quarter of 2012 were $1.49 per Mcfe, a 4% improvement from the prior year quarter.  This improvement was primarily driven by increased production volumes from new Marcellus Shale wells that generally have low per unit production costs compared to the Company’s existing production base.  Per unit depreciation, depletion and amortization expense decreased 12% from the prior year quarter to $1.71 per Mcfe, driven by low cost reserve increases.  On a per unit basis including the Arkoma Basin assets, general and administrative expense for the second quarter 2012 was $0.33 per Mcfe, a 20% decline from the second quarter of 2011, primarily driven by the increase in gas-equivalent production.

Antero Operations

Antero’s current gross operated production is 378 MMcfd, and estimated net production is 310 MMcfed, including non-operated production, NGLs and oil.  During the first six months of 2012, Antero completed 22 gross operated wells (20 net wells) and currently has 27 gross operated wells (26 net wells) in various stages of drilling, completion or waiting on completion.

Marcellus Shale — Antero is operating ten drilling rigs in the Marcellus Shale play, all of which are drilling in northern West Virginia.  The Company plans to add an 11th drilling rig in August and a 12th rig in October 2012.  Antero has 315 MMcfd of gross operated production in the play of which 98% is coming from 88 horizontal Marcellus Shale wells, resulting in 243 MMcfd of net production.  Antero has 19 horizontal wells either completing or waiting on completion and has two fully-dedicated frac crews currently working in West Virginia along with intermittent spot crews as needed.  A third Antero-dedicated frac crew is scheduled to begin work in the fourth quarter of 2012.  The 88 horizontal Marcellus wells that Antero has completed to date have an average lateral length of 6,550’.  In the second quarter of 2012, Antero completed 13 horizontal Marcellus Shale wells with an average 24-hour peak rate of 14.0 MMcfd and an average lateral length of approximately 7,200’.

There continues to be a number of infrastructure projects underway in Harrison and Doddridge Counties, West Virginia that will facilitate rich gas transportation to the 200 MMcfd Sherwood I gas processing plant which is scheduled to start up late in the third quarter of 2012.  Antero has committed to a second 200 MMcfd gas processing plant, Sherwood II, to be located on the same site as Sherwood I.  Sherwood II is expected to go in service in the second quarter of 2013.  Antero has also committed to the fabrication of a third 200 MMcfd gas processing plant, Sherwood III, giving Antero access to a total of 600 MMcfd of gas processing capacity by the end of 2013.

MarkWest is also building the Zinnia high pressure pipeline lateral and the Pike Fork high pressure lateral which will transport rich gas production from western Harrison and eastern Doddridge Counties to the Sherwood processing plants.  The high pressure laterals are expected to be in service when the Sherwood I plant goes online in the third quarter of 2012 and will move rich gas that is gathered by Crestwood Midstream Partners in the area of dedication to the Sherwood gas processing facilities.

Antero is building the 17-mile Canton low pressure pipeline lateral which will gather rich gas in northern Doddridge County and deliver the gas to the Sherwood I plant.  The southern section of the Canton low pressure lateral is expected to be in service when the Sherwood I plant goes in service with the remainder of the pipeline expected to go in service in the fourth quarter of 2012.  MarkWest is also building compression facilities located at the Sherwood I plant to serve the Canton low pressure lateral.  Antero is building the White Oak high pressure lateral which will transport rich gas production from western Doddridge County to the Sherwood processing facilities.  The White Oak lateral is expected to be in service in the fourth quarter of 2012 along with initial compression facilities.

Antero has 258,000 net acres in the Marcellus Shale play of which only 16% was associated with proved reserves at mid-year 2012.

Utica Shale — Antero has assembled a 56,000 net acre leasehold position in the Utica Shale play of eastern Ohio.  Almost all of the acreage is located in the rich gas/condensate window of the Utica Shale play.  Antero has completed two horizontal wells with encouraging results and is currently drilling a third horizontal well.  The two completed wells are shut-in waiting on pipeline and processing infrastructure.

Piceance Basin — Antero is no longer operating a drilling rig in the Piceance Basin as of late July 2012 when its drilling contract expired. The Company’s gross operated production in the Piceance is currently 63 MMcfd and 67 MMcfed net including 2 MMcfed of non-operated production from 231 wells online.  The 67 MMcfed net is comprised of approximately 44 MMcfd of tailgate gas, 3,200 Bbls/d of NGLs and 800 Bbls/d of light oil.  Antero has eight Mesaverde wells waiting on completion in its Gravel Trend rich gas area and has one frac crew currently working in the basin.

Antero has 62,000 net acres in the Piceance.

Commodity Hedges

Antero has hedged 848 Bcfe for the period beginning in the third quarter of 2012 through the end of 2017 using simple fixed price swaps at an average NYMEX-equivalent price of $5.13 per MMBtu.  Approximately 80% of estimated production for the last six months of 2012 is hedged at a NYMEX-equivalent price of $5.52 per MMBtu and approximately 70% of estimated 2013 production is hedged at a NYMEX-equivalent price of $5.14 per MMBtu.  Virtually all of Antero’s financial hedges are tied to the local basin.  In the following table, these basin prices are converted to NYMEX-equivalent prices using current basis differentials in the over-the-counter futures market.  Antero has ten different counterparties to its hedge contracts, all but one of which are lenders in the Company’s bank credit facility.

	Natural gas equivalent	NYMEX- equivalent
Calendar Year	MMBtu/day	index price
2012	263,443	$5.52
2013	374,333	$5.14
2014	420,000	$5.36
2015	450,000	$5.44
2016	532,500	$5.07
2017	410,000	$4.37

Non-GAAP Financial Measures

The table below reconciles the Company’s GAAP results from continuing operations to Non-GAAP results including operations of the Arkoma Basin assets (prior to the sale) and the loss on the sale.  Antero is including this presentation in order to more clearly illustrate its results of operations during the period:

ANTERO RESOURCES LLC

Statements of Operations and Additional Data

Based on GAAP reported earnings with additional

Details of items included in each line in Form 10-Q

	Three Months Ended June 30, 2011			Three Months Ended June 30, 2012
		Arkoma	Including		Arkoma	Including
	As	Discontinued	Arkoma	As	Discontinued	Arkoma
	Reported	Operations	Operations	Reported	Operations	Operations
	(in thousands, except per unit and production data)
Operating revenues:
Natural gas sales	$60,138	26,557	86,695	52,531	12,496	65,027
NGL sales	4,983	2,993	7,976	6,057	2,644	8,701
Oil sales	2,297	591	2,888	6,072	268	6,340
Realized commodity derivative gains	12,260	7,060	19,320	65,873	16,638	82,511
Unrealized commodity derivative gains	89,621	8,194	97,815	(69,576)	(19,525)	(89,101)
Total operating revenues	169,299	45,395	214,694	60,957	12,521	73,478
Operating expenses:
Lease operating expenses	6,160	1,523	7,683	5,761	2,436	8,197
Gathering, compression and transportation	12,256	7,551	19,807	27,256	6,975	34,231
Production taxes	3,967	142	4,109	4,403	232	4,635
Exploration expenses	2,077	227	2,304	3,031	121	3,152
Impairment of unproved properties	131	651	782	1,538	—	1,538
Depletion, depreciation and amortization	21,580	17,399	38,979	36,306	17,600	53,906
Accretion of asset retirement obligations	84	25	109	108	29	137
General and administrative	8,207	—	8,207	10,473	—	10,473
Loss on sale of compressor station	8,700	—	8,700	—	—	—
Total operating expenses	63,162	27,518	90,680	88,876	27,393	116,269
Operating income	106,137	17,877	124,014	(27,919)	(14,872)	(42,791)
Interest expense and loss on interest rate derivatives	(15,606)	—	(15,606)	(24,223)	—	(24,223)
Income (loss) before income taxes	90,531	17,877	108,408	(52,142)	(14,872)	(67,014)
Income tax benefit (expense)	(33,785)	—	(33,785)	16,159	—	16,159
Income from continuing operations	56,746	17,877	74,623	(35,983)	(14,872)	(50,855)
Income (loss) from discontinued operations and sale of discontinued operations	17,877	(17,877)	—	(442,104)	14,872	(427,232)
Net income (loss) attributable to Antero members	$74,623	—	74,623	(478,087)	—	(478,087)

Production data:
Natural gas (Bcf)	13	6	19	23	7	30
NGLs (MBbl)	93	57	150	188	78	266
Oil (MBbl)	26	8	34	78	3	81
Combined (Bcfe)	14	6	20	25	7	32
Daily combined production (MMcfe/d)	149	72	221	271	77	348
Average prices before effects of hedges:
Natural gas (per Mcf)	$4.68	$4.30	$4.56	$2.28	$1.92	$2.20
NGLs (per Bbl)	$53.67	$51.94	$53.01	$32.28	$33.80	$32.73
Oil (per Bbl)	$88.08	$78.70	$85.98	$78.04	$94.04	$78.60
Combined (per Mcfe)	$4.97	$4.59	$4.85	$2.62	$2.20	$2.53
Average realized prices after effects of hedges:
Natural gas (per Mcf)	$5.67	$5.44	$5.59	$5.14	$4.47	$5.00
NGLs (per Bbl)	$53.67	$51.94	$53.01	$32.28	$33.80	$32.73
Oil (per Bbl)	$74.69	$78.70	$75.59	$76.88	$94.04	$77.49
Combined (per Mcfe)	$5.88	$5.66	$5.81	$5.30	$4.58	$5.14
Average Costs (per Mcfe):
Lease operating costs	$0.45	$0.23	$0.38	$0.23	$0.35	$0.26
Gathering, compression, and transportation	$0.90	$1.15	$0.98	$1.11	$1.00	$1.08
Production taxes	$0.29	$0.02	$0.20	$0.18	$0.03	$0.15
Depletion, depreciation, amortization and accretion	$1.59	$2.65	$1.94	$1.47	$2.52	$1.71
General and administrative	$0.61	$—	$0.41	$0.43	$—	$0.33

ANTERO RESOURCES LLC

Statements of Operations and Additional Data

Based on GAAP reported earnings with additional

Details of items included in each line in Form 10-Q

	Six Months Ended June 30, 2011			Six Months Ended June 30, 2012
		Arkoma	Including		Arkoma	Including
	As	Discontinued	Arkoma	As	Discontinued	Arkoma
	Reported	Operations	Operations	Reported	Operations	Operations
	(in thousands, except per unit and production data)
Operating revenues:
Natural gas sales	$96,961	50,592	147,533	107,281	31,432	138,713
NGL sales	8,338	5,223	13,561	15,245	4,913	20,158
Oil sales	4,449	967	5,416	13,325	357	13,682
Realized commodity derivative gains	31,735	16,823	48,558	128,909	33,681	162,590
Unrealized commodity derivative gains	26,953	(6,404)	20,549	124,887	(11,025)	113,862
Gain on sale of assets	—	—	—	291,305	—	291,305
Total operating revenues	168,436	67,201	235,637	680,952	59,358	740,310
Operating expenses:
Lease operating expenses	11,400	3,584	14,984	12,180	4,344	16,524
Gathering, compression and transportation	21,892	15,065	36,957	45,912	16,267	62,179
Production taxes	6,668	569	7,237	9,794	417	10,211
Exploration expenses	4,934	499	5,433	4,899	269	5,168
Impairment of unproved properties	2,176	924	3,100	2,165	409	2,574
Depletion, depreciation and amortization	38,748	33,900	72,648	65,678	35,900	101,578
Accretion of asset retirement obligations	156	49	205	209	56	265
General and administrative	14,568	—	14,568	19,646	—	19,646
Loss on sale of compressor station	8,700	—	8,700	—	—	—
Total operating expenses	109,242	54,590	163,832	160,483	57,662	218,145
Operating income	59,194	12,611	71,805	520,469	1,696	522,165
Interest expense and loss on interest rate derivatives	(30,754)	—	(30,754)	(48,593)	—	(48,593)
Income (loss) before income taxes	28,440	12,611	41,051	471,876	1,696	473,572
Income tax benefit (expense)	(25,363)	—	(25,363)	(196,696)	—	(196,696)
Income from continuing operations	3,077	12,611	15,688	275,180	1,696	276,876
Income (loss) from discontinued operations and sale of discontinued operations	12,611	(12,611)	—	(425,536)	(1,696)	(427,232)
Net income (loss) attributable to Antero members	$15,688	—	15,688	(150,356)	—	(150,356)

Production data:
Natural gas (Bcf)	22	12	34	43	14	56
NGLs (MBbl)	177	99	276	415	123	538
Oil (MBbl)	54	12	66	157	4	161
Combined (Bcfe)	23	13	36	46	14	60
Daily combined production (MMcfe/d)	126	71	197	253	79	332
Average prices before effects of hedges:
Natural gas (per Mcf)	$4.51	$4.17	$4.39	$2.52	$2.31	$2.47
NGLs (per Bbl)	$47.10	$52.62	$49.08	$36.75	$39.93	$37.47
Oil (per Bbl)	$83.10	$81.88	$82.88	$84.73	$93.95	$84.95
Combined (per Mcfe)	$4.80	$4.43	$4.67	$2.95	$2.56	$2.86
Average realized prices after effects of hedges:
Natural gas (per Mcf)	$6.01	$5.55	$5.84	$5.55	$4.79	$5.36
NGLs (per Bbl)	$47.10	$52.62	$49.08	$36.75	$39.93	$37.47
Oil (per Bbl)	$73.81	$81.88	$75.27	$81.95	$93.95	$82.23
Combined (per Mcfe)	$6.18	$5.75	$6.03	$5.74	$4.90	$5.55
Average Costs (per Mcfe):
Lease operating costs	$0.50	$0.28	$0.42	$0.26	$0.30	$0.27
Gathering, compression, and transportation	$0.96	$1.18	$1.04	$1.00	$1.13	$1.03
Production taxes	$0.29	$0.04	$0.20	$0.21	$0.03	$0.17
Depletion, depreciation, amortization and accretion	$1.69	$2.65	$2.04	$1.43	$2.51	$1.69
General and administrative	$0.64	$—	$0.41	$0.43	$—	$0.33

Adjusted net revenue as set forth in this release represents total operating revenues adjusted for certain non-cash items including unrealized derivative gains and losses and gains and losses on asset sales.  We believe that adjusted net revenue is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Adjusted net revenue is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for total operating revenues as an indicator of financial performance.  The following table reconciles total operating revenues to total adjusted net revenues:

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Total revenues from continuing operations	$60,957	$169,299	$680,952	$168,436
Total revenues from discontinued operations	12,521	45,395	59,358	67,201
Total revenues	$73,478	$214,694	$740,310	$235,637
Gain on sale of assets	—	—	(291,305)	—
Unrealized commodity derivative (gains) losses	89,101	(97,815)	(113,862)	(20,549)
Adjusted net revenues	$162,579	$116,879	$335,143	$215,088

Adjusted net income as set forth in this release represents income from operations before deferred income taxes, adjusted for certain non-cash items from operations and discontinued operations.  We believe that adjusted net income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Adjusted net income is not a measure of financial performance in accordance with GAAP and should not be considered in isolation or as a substitute for net income (loss) as an indicator of financial performance.  The following table reconciles income from operations to adjusted net income:

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Net income (loss)	$(478,087)	$74,623	$(150,356)	$15,688
Unrealized commodity derivative (gains) losses	89,101	(97,815)	(113,862)	(20,549)
Loss on sale of Arkoma Basin assets	427,232		427,232
Gain on sale of Marcellus gathering assets			(291,305)
Loss on sale of compressor station	—	8,700	—	8,700
Income tax expense (benefit)	(16,159)	33,785	196,696	25,363
Adjusted net income	$22,087	$19,293	$68,405	$29,202

Cash flow from operations before changes in working capital as presented in this release represents net cash provided by operations before changes in working capital. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities, as an indicator of cash flows, or as a measure of liquidity. The following table reconciles net cash provided by operating activities to cash flow from operations before changes in working capital as used in this release:

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Net cash provided by operating activities	$60,493	$41,736	$160,984	$111,903
Net change in working capital	(16,654)	(17,101)	4,040	6,451
Cash flow from operations before changes in working capital	$77,147	$58,837	$156,944	$105,452

EBITDAX is a non-GAAP financial measure that we define as net income before interest expense and other income or expense, taxes, impairments, depletion, depreciation, amortization, exploration expense, unrealized hedge gains or losses, gain or loss on sale of assets, franchise taxes and expenses related to business acquisitions.  EBITDAX, as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDAX should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. EBITDAX provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax position. EBITDAX does not represent funds available for discretionary use because those funds are required for debt service, capital expenditures, working capital, and other commitments and obligations. However, our management team believes EBITDAX is useful to an investor in evaluating our operating performance because this measure is widely used by investors in the natural gas and oil industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors; helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and is used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting and by our lenders pursuant to a covenant under our senior secured revolving credit facility.  EBITDAX is also used as a measure of operating performance pursuant to a covenant under the indenture governing our 9.375% and 7.25% senior notes.

There are significant limitations to using EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations of different companies and the different methods of calculating EBITDAX reported by different companies. The following table represents a reconciliation of our net income to EBITDAX for the three and six months ended June 30, 2010 and 2011:

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net income (loss)	$(478,087)	$74,623	$(150,356)	$15,688
Unrealized loss (gain) on commodity derivative contracts	89,101	(97,814)	(113,862)	(20,549)
Interest expense and other	24,223	15,606	48,593	30,754
Provision (benefit) for income taxes	(16,159)	33,785	196,696	25,363
Depreciation, depletion, amortization and accretion	54,044	39,088	101,844	72,853
Impairment of unproved properties	1,538	782	2,574	3,100
Exploration expense	3,151	2,304	5,167	5,433
Loss on sale of Arkoma Basin assets	427,232	—	427,232	—
Gain on sale of gathering systems	—	—	(291,305)	—
Loss on sale of compressor station	—	8,700	—	8,700
Other	1,196	156	1,996	523
EBITDAX	$106,239	$77,230	$228,579	$141,865

The cash prices realized for oil, NGLs and natural gas production including the amounts realized on cash settled derivatives are a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various hedging and derivative transactions, such information is now reported in various lines of the income statement.

Antero Resources is an independent oil and natural gas company engaged in the acquisition, development and production of unconventional natural gas properties primarily located in the Appalachian Basin in West Virginia, Pennsylvania and Ohio and the Piceance Basin in Colorado.  Our website is www.anteroresources.com.

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Antero’s control. All statements, other than historical facts included in this release, are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although Antero believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas and oil.  These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011.

For more information, contact Chad Green, Finance Director, at (303) 357-7339 or cgreen@anteroresources.com.

ANTERO RESOURCES LLC

Condensed Consolidated Balance Sheets

December 31, 2011 and June 30, 2012

(Unaudited)

(In thousands)

	2011	2012
Assets
Current assets:
Cash and cash equivalents	$3,343	5,575
Accounts receivable — trade, net of allowance for doubtful accounts of $182 and $10 in 2011 and 2012, respectively	25,117	36,720
Notes receivable — short-term portion	7,000	8,333
Accrued revenue	35,986	17,451
Derivative instruments	248,550	220,361
Other	13,646	13,911
Total current assets	333,642	302,351
Property and equipment:
Natural gas properties, at cost (successful efforts method):
Unproved properties	834,255	984,105
Producing properties	2,497,306	1,925,216
Gathering systems and facilities	142,241	113,270
Other property and equipment	8,314	9,615
	3,482,116	3,032,206
Less accumulated depletion, depreciation, and amortization	(601,702)	(353,406)
Property and equipment, net	2,880,414	2,678,800
Derivative instruments	541,423	575,255
Notes receivable — long-term portion	5,111	3,333
Other assets, net	28,210	26,343
Total assets	$3,788,800	3,586,082
Liabilities and Equity
Current liabilities:
Accounts payable	$107,027	132,998
Accrued liabilities	35,011	46,298
Revenue distributions payable	34,768	32,953
Advances from joint interest owners	2,944	2,239
Current income tax liability	—	10,300
Deferred income tax liability	75,308	86,978
Total current liabilities	255,058	311,766
Long-term liabilities:
Long-term debt	1,317,330	1,042,172
Deferred income tax liability	245,327	412,053
Other long-term liabilities	12,279	11,641
Total liabilities	1,829,994	1,777,632
Equity:
Members’ equity	1,460,947	1,460,947
Accumulated earnings	497,859	347,503
Total equity	1,958,806	1,808,450
Total liabilities and equity	$3,788,800	3,586,082

ANTERO RESOURCES LLC

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

Three months ended June 30, 2011 and 2012

(Unaudited)

(In thousands)

	2011	2012
Revenue:
Natural gas sales	$60,138	52,531
Natural gas liquids sales	4,983	6,057
Oil sales	2,297	6,072
Realized and unrealized gain (loss) on commodity derivative instruments (including unrealized gains (losses) of $89,621 and $(69,576) in 2011 and 2012, respectively)	101,881	(3,703)
Total revenue	169,299	60,957
Operating expenses:
Lease operating expenses	6,160	5,761
Gathering, compression and transportation	12,256	27,256
Production taxes	3,967	4,403
Exploration expenses	2,077	3,031
Impairment of unproved properties	131	1,538
Depletion, depreciation and amortization	21,580	36,306
Accretion of asset retirement obligations	84	108
General and administrative	8,207	10,473
Loss on sale of assets	8,700	—
Total operating expenses	63,162	88,876
Operating income (loss)	106,137	(27,919)
Interest expense	(15,606)	(24,223)
Income (loss) from continuing operations before income taxes and discontinued operations	90,531	(52,142)
Income tax (expense) benefit	(33,785)	16,159
Income (loss) from continuing operations	56,746	(35,983)
Discontinued operations:
Income (loss) from results of operations and sale of discontinued operations	17,877	(442,104)
Net income (loss) and comprehensive income (loss) attributable to Antero equity owners	$74,623	(478,087)

ANTERO RESOURCES LLC

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

Six months ended June 30, 2011 and 2012

(Unaudited)

(In thousands)

	2011	2012
Revenue:
Natural gas sales	$96,961	107,281
Natural gas liquids sales	8,338	15,245
Oil sales	4,449	13,325
Realized and unrealized gain on commodity derivative instruments (including unrealized gains of $26,953 and $124,887 in 2011 and 2012, respectively)	58,688	253,796
Gain on sale of gathering system	—	291,305
Total revenue	168,436	680,952
Operating expenses:
Lease operating expenses	11,400	12,180
Gathering, compression and transportation	21,892	45,912
Production taxes	6,668	9,794
Exploration expenses	4,934	4,899
Impairment of unproved properties	2,176	2,165
Depletion, depreciation and amortization	38,748	65,678
Accretion of asset retirement obligations	156	209
General and administrative	14,568	19,646
Loss on sale of assets	8,700	—
Total operating expenses	109,242	160,483
Operating income	59,194	520,469
Other expense:
Interest expense	(30,660)	(48,593)
Realized and unrealized losses on interest derivative instruments, net (including unrealized gains of $4,212 in 2011)	(94)	—
Total other expense	(30,754)	(48,593)
Income from continuing operations before income taxes and discontinued operations	28,440	471,876
Income tax expense	(25,363)	(196,696)
Income from continuing operations	3,077	275,180
Discontinued operations:
Income (loss) from results of operations and sale of discontinued operations	12,611	(425,536)
Net income (loss) and comprehensive income (loss) attributable to Antero equity owners	$15,688	(150,356)

ANTERO RESOURCES LLC

Condensed Consolidated Statements of Cash Flows

Six months ended June 30, 2011 and 2012

(Unaudited)

(In thousands)

	2011	2012
Cash flows from operating activities:
Net income (loss)	$15,688	(150,356)
Adjustment to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, and amortization	38,904	65,887
Impairment of unproved properties	2,176	2,165
Unrealized gains on derivative instruments, net	(31,165)	(124,887)
Loss on sale of discontinued operations	—	427,232
Loss (gain) on sale of assets	8,700	(291,305)
Depletion, depreciation, amortization and impairment of unproved properties — discontinued operations	34,873	36,365
Unrealized losses on derivative instruments, net — discontinued operations	6,404	11,025
Deferred taxes	25,363	178,396
Other	4,509	2,422
Changes in current assets and liabilities:
Accounts receivable	712	(15,791)
Accrued revenue	(11,894)	18,535
Other current assets	(2,745)	(3,162)
Accounts payable	(252)	(17,058)
Accrued liabilities	6,701	11,298
Revenue distributions payable	11,442	575
Advances from joint interest owners	2,487	(657)
Current income taxes payable	—	10,300
Net cash provided by operating activities	111,903	160,984
Cash flows from investing activities:
Additions to proved properties	—	(4,451)
Additions to unproved properties	(45,960)	(263,737)
Drilling costs	(229,122)	(377,199)
Additions to gathering systems and facilities	(49,953)	(47,982)
Additions to other property and equipment	(799)	(1,300)
Proceeds from asset sales	15,379	811,253
Changes in other assets	(2,635)	(257)
Net cash provided by (used in) investing activities	(313,090)	116,327
Cash flows from financing activities:
Borrowings (repayments) on bank credit facility, net	225,000	(275,000)
Distribution to members	(28,858)	—
Other	—	(79)
Net cash provided by (used in) financing activities	196,142	(275,079)
Net increase (decrease) in cash and cash equivalents	(5,045)	2,232
Cash and cash equivalents, beginning of period	8,988	3,343
Cash and cash equivalents, end of period	$3,943	5,575
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$(29,150)	(45,064)
Supplemental disclosure of noncash investing activities:
Changes in accounts payable for additions to properties, gathering systems and facilities	$3,654	31,593

OPERATING DATA

The following table sets forth selected operating data for the three months ended June 30, 2011 compared to the three months ended June 30, 2012:

	Three Months Ended June 31,		Amount of Increase	Percent
	2011	2012	(Decrease)	Change
	(in thousands, except per unit and production data)
Operating revenues:
Natural gas sales	$60,138	52,531	(7,607)	(13)%
NGL sales	4,983	6,057	1,074	22%
Oil sales	2,297	6,072	3,775	164%
Realized commodity derivative gains	12,260	65,873	53,613	437%
Unrealized commodity derivative gains (losses)	89,621	(69,576)	(159,197)	*
Total operating revenues	169,299	60,957	(108,342)	(64)%
Operating expenses:
Lease operating expense	6,160	5,761	(399)	(6)%
Gathering, compression and transportation	12,256	27,256	15,000	122%
Production taxes	3,967	4,403	436	11%
Exploration expenses	2,077	3,031	954	46%
Impairment of unproved properties	131	1,538	1,407	1,074%
Depletion, depreciation and amortization	21,580	36,306	14,726	68%
Accretion of asset retirement obligations	84	108	24	29%
General and administrative	8,207	10,473	2,266	28%
Loss on sale of compressor station	8,700	—	(8,700)	*
Total operating expenses	63,162	88,876	25,714	41%
Operating income (loss)	106,137	(27,919)	(134,056)	*
Interest expense	(15,606)	(24,223)	(8,617)	55%
Income (loss) before income taxes	90,531	(52,142)	(142,673)	*
Income tax benefit (expense)	(33,785)	16,159	49,944	*
Income (loss) from continuing operations	56,746	(35,983)	(92,729)	*
Income (loss) from discontinued operations and sale of discontinued operations	17,877	(442,104)	(459,981)	*
Net income (loss) attributable to Antero members	$74,623	(478,087)	(552,710)	*

EBITDAX	$77,230	106,239	29,009	38%

Production data:
Natural gas (Bcf)	13	23	10	79%
NGLs (MBbl)	93	188	95	199%
Oil (MBbl)	26	78	52	102%
Combined (Bcfe)	14	25	11	82%
Daily combined production (MMcfe/d)	149	271	122	82%
Average prices before effects of hedges:
Natural gas (per Mcf)	$4.68	$2.28	$(2.40)	(51)%
NGLs (per Bbl)	$53.67	$32.28	$(21.39)	(40)%
Oil (per Bbl)	$88.08	$78.04	$(10.04)	(11)%
Combined (per Mcfe)	$4.97	$2.62	$(2.35)	(47)%
Average realized prices after effects of hedges:
Natural gas (per Mcf)	$5.67	$5.14	$(0.53)	(9)%
NGls (per Bbl)	$53.67	$32.28	$(21.39)	(40)%
Oil (per Bbl)	$74.69	$76.88	$2.19	3%
Combined (per Mcfe)	$5.88	$5.30	$(0.58)	(10)%
Average Costs (per Mcfe):
Lease operating costs	$0.45	$0.23	$(0.22)	(49)%
Gathering, compression and transportation	$0.90	$1.11	$0.21	23%
Production taxes	$0.29	$0.18	$(0.11)	(38)%
Depletion, depreciation, amortization and accretion	$1.59	$1.47	$(0.12)	(8)%
General and administrative	$0.61	$0.43	$(0.18)	(30)%

OPERATING DATA

The following table sets forth selected operating data for the six months ended June 30, 2011 compared to the six months ended June 30, 2012:

	Six Months Ended June 30,		Amount of Increase	Percent
	2011	2012	(Decrease)	Change
	(in thousands, except per unit and production data)
Operating revenues:
Natural gas sales	$96,961	107,281	10,320	11%
NGL sales	8,338	15,245	6,907	83%
Oil sales	4,449	13,325	8,876	200%
Realized commodity derivative gains	31,735	128,909	97,174	306%
Unrealized commodity derivative gains	26,953	124,887	97,934	363%
Gain on sale of assets	—	291,305	291,305	*
Total operating revenues	168,436	680,952	512,516	304%
Operating expenses:
Lease operating expense	11,400	12,180	780	7%
Gathering, compression and transportation	21,892	45,912	24,020	110%
Production taxes	6,668	9,794	3,126	47%
Exploration expenses	4,934	4,899	(35)	(1)%
Impairment of unproved properties	2,176	2,165	(11)	(1)%
Depletion, depreciation and amortization	38,748	65,678	26,930	70%
Accretion of asset retirement obligations	156	209	53	34%
General and administrative	14,568	19,646	5,078	35%
Loss on sale of compressor station	8,700	—	(8,700)	*
Total operating expenses	109,242	160,483	51,241	47%
Operating income	59,194	520,469	461,275	779%
Interest expense and loss on interest rate derivatives	(30,754)	(48,593)	(17,839)	58%
Income (loss) before income taxes	28,440	471,876	443,436	1,559%
Income tax expense	(25,363)	(196,696)	(171,333)	676%
Income from continuing operations	3,077	275,180	272,103	8,843%
Income (loss) from discontinued operations	12,611	(425,536)	(438,147)	*
Net income (loss) attributable to Antero members	$15,688	(150,356)	(166,044)	*

EBITDAX	$141,865	228,579	86,714	61%

Production data:
Natural gas (Bcf)	22	43	21	98%
NGLs (MBbl)	177	415	238	134%
Oil (MBbl)	54	157	103	194%
Combined (Bcfe)	23	46	23	101%
Daily combined production (MMcfe/d)	126	253	127	101%
Average prices before effects of hedges:
Natural gas (per Mcf)	$4.51	$2.52	$(1.99)	(44)%
NGLs (per Bbl)	$47.10	$36.75	$(10.35)	(22)%
Oil (per Bbl)	$83.10	$84.73	$1.63	2%
Combined (per Mcfe)	$4.80	$2.95	$(1.85)	(39)%
Average realized prices after effects of hedges:
Natural gas (per Mcf)	$6.01	$5.55	$(0.46)	(8)%
NGls (per Bbl)	$47.10	$36.75	$(10.35)	(22)%
Oil (per Bbl)	$73.81	$81.95	$8.14	11%
Combined (per Mcfe)	$6.18	$5.74	$(0.44)	(7)%
Average Costs (per Mcfe):
Lease operating costs	$0.50	$0.26	$(0.24)	(48)%
Gathering, compression and transportation	$0.96	$1.00	$0.04	4%
Production taxes	$0.29	$0.21	$(0.08)	(28)%
Depletion, depreciation amortization and accretion	$1.69	$1.43	$(0.26)	(15)%
General and administrative	$0.64	$0.43	$(0.21)	(33)%